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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Theravance Biopharma, Inc. for the registration of debt securities, ordinary shares, purchase contracts, purchase units and warrants and to the incorporation by reference therein of our report dated March 11, 2016, with respect to the consolidated financial statements of Theravance Biopharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

October 25, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm